Exhibit 99.1

Contacts: Brian W. Poff Executive Vice President, Chief Financial Officer Addus HomeCare Corporation (469) 535-8200 investorrelations@addus.com	Dru Anderson CCI FINN Partners (615) 324-7346 dru.anderson@finnpartners.com

ADDUS HOMECARE ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Frisco, Texas (May 2, 2022) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights:

•	Revenues Grow 10.4% to $226.6 Million

•	Net Income of $8.5 Million, or $0.53 per Diluted Share

•	Adjusted Earnings per Diluted Share Increases to $0.77

•	Adjusted EBITDA Increases 16.1% to $22.4 Million

•	Hospice Same Store Revenue Increases 4.4%

Overview

Net service revenues were $226.6 million for the first quarter of 2022, a 10.4% increase compared with $205.3 million for the first quarter of 2021. Net income was $8.5 million for the first quarter of 2022, compared with $8.9 million for the first quarter of 2021, while net income per diluted share was $0.53 compared with $0.55 for the same period a year ago. Adjusted EBITDA increased 16.1% to $22.4 million for the first quarter of 2022 from $19.3 million for the first quarter of 2021. Adjusted net income per diluted share was $0.77 for the first quarter of 2022 compared with $0.74 for the first quarter of 2021. Adjusted net income per diluted share for the first quarter of 2022 excludes acquisition and de novo expenses of $0.13 and stock-based compensation expense of $0.11. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus delivered a strong financial and operating performance for the first quarter of 2022, despite some early challenges related to the surge of the Omicron variant of COVID-19. We had a significant number of caregivers in quarantine in January, which primarily affected our personal care volumes and revenues, which are reimbursed on an hourly rate basis. We were pleased, however, to see a marked decline in caregiver quarantine rates starting in February and continuing through March, resulting in personal care volumes returning to pre-Omicron levels. We are fortunate to have a team of dedicated caregivers who continue to provide outstanding care and support to our patients and their families in a safe and preferred home environment. Like most health care providers, we are facing a tight labor market, and we continue to focus on implementing effective hiring and retention strategies to attract and retain caregivers.

“Despite these challenges, we had positive trends across each of our operating segments, reflecting favorable demand for home-based care. Addus is well positioned to meet this demand, having made the critical investments necessary to provide safe and cost-effective care in the home. For the first quarter, revenues for our personal care segment, which accounted for 74.8% of total revenue, were up 0.9% on a same-store basis. This trend primarily reflects recent rate increases in Illinois that were effective November 1, 2021, offset by the Omicron-related impact on volumes in January and February. Without the impact of Omicron on volumes, our personal care segment would have been within our target range of 3-5% organic revenue growth. Our home health segment revenue more than doubled over the first quarter last year, reflecting the addition of the acquired operations of Armada Home Health and Summit Home Health that were both completed in 2021. We continued to see improvement in our hospice segment, with same store revenues up 4.4% over the prior year and sequential growth in admissions. The results for our hospice business included two months’ of contribution from the acquired operations of JourneyCare, which closed on February 1, 2022.”

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

Cash and Liquidity

As of March 31, 2022, the Company had cash of $124.8 million and bank debt of $259.9 million, with capacity and availability under its revolving credit facility of $377.6 million and $109.6 million, respectively. Net cash provided by operating activities was $6.0 million for the first quarter of 2022.

Looking Ahead

Allison added, “We are excited about the opportunities ahead for Addus in 2022. We have a proven operating model across the care continuum and are encouraged by the favorable demand trends for our services. Without question, the pandemic has demonstrated the value and safety of home-based care. As such, we believe we have significant prospects for continued organic growth in our current markets as well as by entering new markets through selective acquisitions. We will continue to look at opportunities in each of our operating segments with a focus on acquiring clinical services capabilities in markets where we already have strong personal care coverage, advancing our strategy to expand to more states with coverage of all three levels of home care. Under the leadership of Cliff Blessing, our new Executive Vice President and Chief Development Officer, we plan to use our financial strength to pursue our pipeline of potential acquisitions in support of our ongoing growth strategy.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

Conference Call

Addus will host a conference call on Tuesday, May 3, 2022, at 9:00 a.m. Eastern time. To access the live call, dial (877) 270-2148 (international dial-in number is (412) 902-6510) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on May 10, 2022, by dialing 1-877-344-7529 (international dial-in number is (412) 317-0088) and entering pass code 4847379.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any future impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 44,500 consumers through 207 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2022	2021
Net service revenues	$226,634	$205,302
Cost of service revenues	156,448	144,105

Gross profit	70,186	61,197
	31.0%	29.8%
General and administrative expenses	53,152	45,426
Depreciation and amortization	3,521	3,601

Total operating expenses	56,673	49,027

Operating income	13,513	12,170
Total interest expense, net	1,762	1,194

Income before income taxes	11,751	10,976
Income tax expense	3,281	2,082

Net income	$8,470	$8,894

Net income per diluted share:	$0.53	$0.55

Weighted average number of common shares outstanding:
Diluted	16,079	16,069

Cash Flow Information:	For the Three Months Ended March 31,
	2022	2021
Net cash provided by (used in) operating activities	$5,983	$(18,366)
Net cash (used in) investing activities	(85,594)	(1,021)
Net cash provided by (used in) financing activities	35,479	(144)

Net change in cash	(44,132)	(19,531)
Cash at the beginning of the period	168,895	145,078

Cash at the end of the period	$124,763	$125,547

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2022	2021
Assets

Current assets
Cash	$124,763	$125,547
Accounts receivable, net	136,808	138,806
Prepaid expenses and other current assets	14,658	10,787

Total current assets	276,229	275,140

Property and equipment, net	19,073	19,322

Other assets
Goodwill	574,086	469,036
Intangible assets, net	76,300	69,395
Deferred tax assets, net	—	6,359
Operating lease assets	41,523	38,325

Total other assets	691,909	583,115

Total assets	$987,211	$877,577

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$21,004	$23,459
Accrued payroll	27,720	20,255
Accrued expenses	38,820	38,654
Government stimulus advance	4,173	20,368
Accrued workers compensation	12,640	14,380
Current portion of long-term debt	—	972

Total current liabilities	104,357	118,088

Long-term debt, less current portion, net of debt issuance costs	256,127	193,839
Long-term operating lease liabilities, less current portion	39,049	35,623
Other long-term liabilities	1,900	117

Total long-term liabilities	297,076	229,579

Total liabilities	401,433	347,667

Total stockholders’ equity	585,778	529,910

Total liabilities and stockholders’ equity	$987,211	$877,577

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net Service Revenues by Segment

Personal Care	$169,632	$164,868
Hospice	47,727	36,094
Home Health	9,275	4,340

Total Revenue	$226,634	$205,302

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2022		2021
Personal Care

States served at period end	21		21
Locations served at period end	162		164
Average billable census total (1)	36,582		38,327
Billable hours (in thousands)	7,101		7,567
Average billable hours per census per month	64.4		65.2
Billable hours per business day	110,951		118,237
Revenues per billable hour	$23.64		$21.75
Organic growth
- Revenue (2)	0.9%		2.4%

Hospice

Locations served at period end	33		34
Admissions	3,315		2,394
Average daily census	3,320		2,400
Average discharge length of stay	84.1		101.3
Patient days	275,488		216,007
Revenue per patient day	$173.24		$167.09
Organic growth
- Revenue	4.4%		(8.4	) %
- Average daily census	7.0%		(20.2	) %

Home Health

Locations served at period end	12		10
New Admissions	3,336		1,168
Recertifications	1,316		657
Total Volume	4,652		1,825
Visits	65,213		27,665
Organic growth
- Revenue	(0.5	) %	0.0%
- Total admissions	2.4%		14.3%

Percentage of Revenues by Payor:

Personal Care
State, local and other governmental programs	49.5%		49.0%
Managed care organizations	45.6		45.8
Private duty	2.7		3.0
Commercial	1.2		1.4
Other	1.0%		0.8%

Hospice
Medicare	91.1%		94.2%
Commercial	4.7		1.5
Managed care organizations	3.6		4.1
Other	0.6%		0.2%

Home Health
Medicare	73.4%		80.7%
Managed care organizations	20.5		18.4
Other	6.1%		0.9%

(1)

The average billable census in acquisitions of 1,593 for the three ended March 31, 2021, was reclassified to average billable census - same stores for comparability purposes. Exited sites would have reduced same store census for the three months ended March 31, 2021 by 43.

(2)

Management has suspended materially all of its new patient admissions under the New York consumer self-directed program and therefore excludes associated revenues from the calculation. American Rescue Plan Act of 2021 (“ARPA”) funds received have also been excluded from the calculation.

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ADUS Announces First-Quarter 2022 Financial Results

May 2, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended March 31,
	2022	2021
Reconciliation of Adjusted EBITDA to Net Income: (2)

Net income	$8,470	$8,894

Interest expense, net	1,762	1,194
Income tax expense	3,281	2,082
Depreciation and amortization	3,521	3,601
COVID-19 expense, net	—	(591)
Acquisition and de novo expenses	2,793	1,475
Stock-based compensation expense	2,485	2,239
Restructuring and other non-recurring costs	97	402

Adjusted EBITDA	$22,409	$19,296

Reconciliation of Adjusted Net Income to Net Income: (3)

Net income	$8,470	$8,894

COVID-19 expense, net of tax	—	(479)
Acquisition and de novo expenses, net of tax	2,013	1,352
Stock-based compensation expense, net of tax	1,791	1,814
Restructuring and other non-recurring costs, net of tax	70	326

Adjusted Net Income	12,344	11,907

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (4)

Diluted earnings per share	$0.53	$0.55

COVID-19 expense, net per diluted share	—	(0.03)
Acquisition and de novo expenses, per diluted share	0.13	0.08
Stock-based compensation expense per diluted share	0.11	0.12
Restructuring and other non-recurring costs per diluted share	—	0.02

Adjusted net income per diluted share	$0.77	$0.74

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)
Net service revenues	$226,634	$205,302
Revenue associated with the closure of certain sites	(0)	(668)

Adjusted net service revenues	$226,634	$204,634

(1)

The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted Net Income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, restructure expense and other costs, loss on the sale of assets, and retroactive rate increases from Illinois. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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